Exhibit 99.3

FOR FURTHER INFORMATION:

FOR INVESTORS:	FOR MEDIA:
Richard R. Sawyer	Tina M. Farrington
Chief Financial Officer	Senior Vice President
260-427-7150	260-427-7155
rick.sawyer@towerbank.net	tina.farrington@towerbank.net

TOWER FINANCIAL CORPORATION REPORTS POSITIVE FIRST QUARTER EARNINGS

FORT WAYNE, INDIANA – APRIL 23, 2009 – Tower Financial Corporation (NASDAQ: TOFC) reported first quarter 2009 earnings of $410,000, or $0.10 per diluted share, compared with net income of $711,000, or $0.17 per share, reported for the first quarter 2008.   The decrease in earnings is a result primarily of an additional $660,000 of pre-tax loan provision expense recorded in the first quarter 2009 compared to the first quarter 2008.

First quarter highlights include:

•	Consumer banking growth was led by an increase in core deposits of $29.7 million, an annualized increase of 29.2 percent. Our commitment to building our local franchise remains unchanged.

•	The Company’s regulatory capital ratios continued to remain above the “well-capitalized” levels even while the bank continues to increase its loan loss reserves due to a challenging economic climate.

•
Asset quality continues to steadily improve as nonperforming assets plus delinquencies were lowered to $18.3 million, or 2.55 percent of total assets as of March 31, 2009, a decrease of $1.2 million from December 31, 2008 and $6.0 million lower than our highest point reached at the end of the second quarter of 2008..

•
Lending experienced solid growth in our Commercial & Industrial (C&I) and Home Equity categories.  C&I loans grew by $6.5 million and Home Equities grew by $3.4 million.  These were offset by reductions in both our Commercial and Residential real estate loan categories of $7.1 million and $4.7 million, respectively.

•
Allowance for Loan Losses increased to 2.06 percent of Total loans compared to 1.90 percent at December 31, 2008.  This increase was primarily the result of $960,000 of loan loss provision expense compared to $300,000 in the first quarter 2008.

Capital
The Company’s regulatory capital ratios continue to remain above the “well-capitalized” levels of 6 percent for tier 1 capital and 10 percent for risked-based capital.  Tier 1 capital at March 31, 2009 was 11.5 percent, compared to 11.7 percent at December 31, 2008.  Total risked-based capital at March 31, 2009 was 12.8 percent, compared to 13.0 percent at December 31, 2008.  Leverage capital was 9.5 percent at March 31, 2009, almost double the regulatory requirement of 5 percent to be considered “well-capitalized”.  The slight reduction in capital levels pertain primarily to a high level of quarterly asset growth of $19.0 million.

Asset Quality
Nonperforming assets plus delinquencies decreased $1.4 million from December 31, 2008.  This was the net result of several settlements on nonperforming loans. Nonperforming assets plus delinquencies at period end were $18.3 million, or 2.55 percent of total assets. This compares with $19.7 million, or 2.83 percent of assets at December 31, 2008 and $20.8 million, or 2.99 percent of assets on September 30, 2008.   Net charge-offs were $117,000 for the quarter compared with net recoveries of $527,000 in the first quarter of 2008.
Tower's allowance for loan losses was 2.06 percent of total loans at March 31, 2009, an increase from 1.90 percent and 1.67 percent at December 31, 2008 and September 30, 2008, respectively.  The year to date increase was the net result of a reduction on loan outstandings of $2.9 million, net charge-offs of $117,000, and loan loss provision of $960,000.  This increased provisioning was primarily driven by current economic factors in our local marketplace. The coverage of non-performing loans increased from 54 percent to 63 percent due to continued planned reserve building

Balance Sheet
Company assets were $715.6 million at March 31, 2009, an increase of $19.0 million, or 2.7 percent from December 31, 2008.  The increase in assets was primarily attributable to a substantial increase in cash and cash equivalents of $25.4 million due to the substantial deposit growth that occurred.  This growth was offset by a decrease in loans of $2.9 million and a decrease in securities held for sale of $6.0 million.  The decrease in loans came primarily from the commercial real estate category due mostly to the foreclosure of two loans totaling $2.9 million, scheduled paydowns, reduced market activity, and a planned exit strategy for certain non-performing loans, along with a decrease of $4.7 million in residential real estate loans.  The decrease in securities available for sale was due to the sale of certain investments during the quarter.  These investments will be replaced and most likely expanded during the second quarter as management resumes its plan to increase our investment portfolio to enhance liquidity and yield opportunities in light of lower loan demand in our markets.

Core deposit growth of $29.7 million was led by $24.7 million in growth in money-market accounts and interest bearing checking accounts of $10.2, offset by a decrease in non-interest bearing checking accounts of $7.0 million. Growth in our money-market accounts came primarily from consumer customers, $13.2 million, and public funds, $6.5 million. Growth in interest-bearing checking was led by our Health Savings Accounts (HSA), which grew by $12.0 million, or 49.4 percent.  Approximately $10 million of our first quarter growth in HSA’s was from a one-time funding from one of the employer groups.  The decrease in non-interest bearing checking accounts came primarily from our business customers who moved funds into interest-bearing accounts during the quarter.  As of March 31, 2009, checking and savings balances made up 55.0 percent of total deposits compared with 53.4 percent at December 31, 2008. Total deposits were $618.7 million at March 31, 2009, an increase of $32.5 million, or 5.5 percent from December 31, 2008.

Shareholders' equity was $50.3 million at March 31, 2009, an increase of 1.3 percent from the $49.6 million reported at December 31, 2008.  Affecting the increase in stockholders’ equity was $410,000 in net income, $19,000 of additional paid in capital from the FAS123R accounting treatment for stock options, and an increase of $233,000 in unrealized gains, net of tax, on available for sale.  Period-end common shares outstanding were 4,090,432.

Operating Statement
Total revenue, consisting of net interest income and noninterest income, was $6.3 million for the first quarter 2009, a decrease of $223,000 from the fourth quarter 2008 and a decrease of $390,000 from the first quarter 2008.  First quarter 2009 net interest income was $4.5 million a decrease of $631,000, or 12.2 percent from the fourth quarter 2008 and a decrease of $539,000, or 10.6 percent compared to the first quarter 2008. The decrease in net interest income was the results of a 43 basis point decrease in our net interest margin.  Net interest margin for the first quarter 2009 was 2.85%, compared to 3.28% for the fourth quarter 2008 and 3.15% in the first quarter 2008.  The decrease in net interest margin was primarily due to the 75 basis point reduction in interest rates that occurred in late December 2008.  Overall, the prime interest rate dropped 4.0 percent during 2008. We believe that the first quarter will be the low point in our net interest margin due to the rolling off and replacement of CD’s, the implementation of interest rate floors on loans as they renew, the steady increase in local deposits, and less loan price sensitivity in our markets.

Noninterest income accounted for approximately 28.3 percent of total revenue. For the first quarter, noninterest income was $1.8 million, up 29.5 percent from the $1.4 million reported in the fourth quarter of 2008, and up 9.1 percent from the $1.6 million reported in the first quarter 2008. Trust and brokerage fees were $868,000, a decrease of 3.0 percent from the first quarter 2008.  Currently, Tower Private Advisors manages $601.7 million in combined trust and brokerage assets, a decrease of 0.24 percent from the $603.1 million of combined assets reported for March 31, 2008.  Service charges for the Bank were $258,000, a 19.7 percent decrease from the first quarter 2008.  The decrease in service charges was related to fees on our HSA accounts.   The fee structure was reconfigured on our HSA product, as we eliminated the service charges, but also reduced the interest rates paid on these accounts. Loan broker fees were $138,000, a 126.5 percent increase from the first quarter 2008, due to increased refinancing activity being experienced throughout the country.  We sold $5.5 million in securities held for sale during the first quarter, which resulted in a gain on sale of $191,000, an increase from the gain we reported in the first quarter of 2008 of $60,000.  These securities were liquidated in order to free up additional funds for further yield opportunities on the investment front. Other fee income increased by $30,000, or 9.8 percent, primarily as the result of an increase in processing revenue for debit/ATM card transaction, sweep dividends, and BOLI (Bank-owned life insurance) income.

First quarter noninterest expense decreased $486,000, or 8.9 percent from the first quarter 2008. 75 percent of the decrease, or $364,000, was due to the reduction in force and related actions that took place beginning in the second quarter of 2008.  This savings was offset by a $112,000 increase in FDIC premiums due to deposit growth and increased assessment rates.  Occupancy and equipment expense decreased by $60,000, due primarily to a reduction in depreciation.  Legal and professional increased by $68, 000, primarily from the accrual of additional accounting fees related to testing and audit work related to Sarbanes-Oxley (SOX) requirements.  Business development expenses decreased by $54,000 due to a conscious effort on expense savings.  Data processing increased by $13,000 as a result of the addition of our ATM network and upgrade of our on-line banking system.  Other expense decreased by $124,000 due to a reduction in directors fees, insurance costs, and miscellaneous expenses.

ABOUT THE COMPANY
Headquartered in Fort Wayne, Indiana, Tower Financial Corporation is a financial services holding company with two subsidiaries: Tower Bank & Trust Company, a community bank headquartered in Fort Wayne; and Tower Trust Company, a state-chartered wealth services firm doing business as Tower Private Advisors. Tower Bank provides a wide variety of financial services to businesses and consumers through its six full-service financial centers in Fort Wayne, and one in Warsaw, Indiana. Tower Financial Corporation's common stock is listed on the NASDAQ Global Market under the symbol "TOFC." For further information, visit Tower's web site at www.towerbank.net.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank.

These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in banking regulation; governmental and regulatory policy changes; changes in the national and local economy; changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in tax laws; changes in prices; the impact of technological advances; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in local real estate values; and other factors, including various risk factors identified and described in the Corporation’s Annual Report on Form 10-K, quarterly reports of Form 10-Q and in other periodic reports we file from time to time with the Securities and Exchange Commission. These reports are available on the Commission’s website at www.sec.gov, as well as on our website at www.towerbank.net
# # # #

Tower Financial Corporation
Consolidated Balance Sheets
At March 31, 2009 and December 31, 2008
	(unaudited)	(unaudited)
	March 31	December 31
	2009	2008
ASSETS
Cash and due from banks	$10,571,522	$19,418,905
Short-term investments and interest-earning deposits	7,174,523	9,525,414
Federal funds sold	39,188,562	2,632,054
Total cash and cash equivalents	56,934,607	31,576,373

Securities available for sale, at fair value	71,799,765	77,792,255
FHLBI and FRB stock	4,032,446	4,032,446
Loans Held for Sale	1,344,649	151,614

Loans	558,148,415	561,011,675
Allowance for loan losses	(11,497,524)	(10,654,879)
Net loans	546,650,891	550,356,796

Premises and equipment, net	7,817,558	8,010,596
Accrued interest receivable	2,446,081	2,615,260
Bank Owned Life Insurance	12,704,445	12,589,699
Other assets	11,903,502	9,459,084

Total assets	$715,633,944	$696,584,123

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$75,079,864	$82,107,483
Interest-bearing	543,624,688	504,129,631
Total deposits	618,704,552	586,237,114

Federal Home Loan Bank advances	25,200,000	39,200,000
Junior subordinated debt	17,527,000	17,527,000
Accrued interest payable	582,410	658,956
Other liabilities	3,339,821	3,342,913
Total liabilities	665,353,783	646,965,983

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 4,000,000 shares authorized; no shares issued and outstanding
Common stock and paid-in-capital, no par value, 6,000,000shares authorized; 4,155,432 and 4,149,432 shares issued; and 4,090,432 and 4,084,432 shares outstanding at March 31, 2009 and December 31, 2008	39,785,415	39,766,742
Treasury stock, at cost, 65,000 shares at March 31, 2009 and December 31, 2008	(884,376)	(884,376)
Retained earnings	11,305,949	10,895,724
Accumulated other comprehensive income (loss), net of tax of ($120,094) at March 31, 2009 and ($82,399)at December 31, 2008	73,173	(159,950)
Total stockholders' equity	50,280,161	49,618,140

Total liabilities and stockholders' equity	$715,633,944	$696,584,123

Tower Financial Corporation
Consolidated Statements of Operations
For the three months ended March 31, 2009 and 2008
(unaudited)
	For the Three Months Ended
	March 31
	2009	2008
Interest income:
Loans, including fees	$7,047,954	$9,267,399
Securities - taxable	633,717	614,514
Securities - tax exempt	226,283	214,034
Other interest income	6,845	182,352
Total interest income	7,914,799	10,278,299
Interest expense:
Deposits	2,842,890	4,642,135
Fed Funds Purchased	-	-
FHLB advances	250,256	274,140
Trust preferred securities	280,226	281,649
Total interest expense	3,373,372	5,197,924

Net interest income	4,541,427	5,080,375
Provision for loan losses	960,000	300,000

Net interest income after provision for loan losses	3,581,427	4,780,375

Noninterest income:
Trust and brokerage fees	867,889	894,392
Service charges	257,833	321,210
Loan broker fees	138,278	61,058
Gain/(Loss) on sale of securities	191,151	59,837
Other fees	334,152	304,277
Total noninterest income	1,789,303	1,640,774

Noninterest expense:
Salaries and benefits	2,722,449	3,086,398
Occupancy and equipment	698,592	758,315
Marketing	144,657	150,202
Data processing	294,009	280,758
Loan and professional costs	311,944	243,650
Office supplies and postage	97,057	114,032
Courier service	61,435	89,465
Business Development	100,997	154,873
Communication Expense	43,918	70,792
FDIC Insurance Premiums	279,490	167,514
Other expense	238,723	362,785
Total noninterest expense	4,993,271	5,478,784

Income/(loss) before income taxes/(benefit)	377,459	942,365
Income taxes expense/(benefit)	(32,766)	231,193

Net income/(loss)	$410,225	$711,172

Basic earnings/(loss) per common share	$0.10	$0.18
Diluted earnings/(loss) per common share	$0.10	$0.17
Average common shares outstanding	4,090,365	4,062,145
Average common shares and dilutive potential common shares outstanding	4,090,365	4,088,684

Dividends declared per common share	$-	$0.044

Tower Financial Corporation
Consolidated Financial Highlights
First Quarter 2009
(unaudited)
	Quarterly							Year-To-Date
($ in thousands except for share data)	1st Qtr 2009	4th Qtr 2008	3rd Qtr 2008	2nd Qtr 2008	1st Qtr 2008	4th Qtr 2007	3rd Qtr 2007	2009	2008

EARNINGS
Net interest income	$4,541	5,172	5,426	5,295	5,080	5,223	5,488	4,541	5,080
Provision for loan loss	$960	1,225	1,999	875	300	2,825	5,246	960	300
NonInterest income	$1,789	1,381	1,812	1,469	1,641	1,477	1,409	1,789	1,641
NonInterest expense	$4,993	4,846	5,043	5,620	5,479	5,325	4,941	4,993	5,479
Net income/(loss)	$410	506	330	342	711	(784)	(2,208)	410	711
Basic earnings per share	$0.10	0.12	0.08	0.08	0.18	(0.19)	(0.54)	0.10	0.18
Diluted earnings per share	$0.10	0.12	0.08	0.08	0.17	(0.19)	(0.54)	0.10	0.17
Average shares outstanding	4,090,365	4,075,696	4,084,432	4,078,934	4,062,145	4,070,766	4,063,750	4,090,365	4,062,145
Average diluted shares outstanding	4,090,365	4,079,438	4,086,757	4,081,245	4,088,684	4,070,766	4,063,750	4,090,365	4,088,684

PERFORMANCE RATIOS
Return on average assets *	0.24%	0.29%	0.19%	0.20%	0.41%	-0.45%	-1.25%	0.24%	0.41%
Return on average common equity *	3.33%	4.15%	2.69%	2.79%	5.91%	-6.32%	-17.52%	3.33%	5.91%
Net interest margin (fully-tax equivalent) *	2.85%	3.28%	3.43%	3.36%	3.15%	3.19%	3.31%	2.85%	3.15%
Efficiency ratio	78.88%	73.95%	69.67%	83.09%	81.52%	79.48%	71.64%	78.88%	81.52%
Full-time equivalent employees	176.50	173.75	176.50	181.25	184.25	190.00	193.00	176.50	184.25

CAPITAL
Equity to assets	7.03%	7.12%	6.96%	7.01%	7.15%	6.82%	6.91%	7.03%	7.15%
Regulatory leverage ratio	9.52%	9.69%	9.62%	9.52%	9.33%	9.19%	9.34%	9.52%	9.33%
Tier 1 capital ratio	11.47%	11.66%	11.69%	11.55%	11.35%	10.92%	11.03%	11.47%	11.35%
Total risk-based capital ratio	12.77%	12.99%	13.04%	12.92%	12.51%	12.08%	12.15%	12.77%	12.51%
Book value per share	$12.29	12.15	11.86	11.92	12.18	11.87	12.01	12.29	12.18
Cash dividend per share	$0.000	0.00	0.00	0.00	0.044	0.044	0.044	0.000	0.044

ASSET QUALITY
Net charge-offs	$117	(27)	1,570	936	(527)	1,797	5,241	117	(527)
Net charge-offs to average loans *	0.08%	-0.02%	1.13%	0.67%	-0.37%	1.24%	3.54%	0.08%	-0.37%
Allowance for loan losses	$11,498	10,655	9,278	8,974	9,035	8,208	7,180	11,498	9,035
Allowance for loan losses to total loans	2.06%	1.90%	1.67%	1.62%	1.61%	1.43%	1.24%	2.06%	1.61%
Other real estate owned (OREO)	$5,080	2,660	2,432	2,500	1,527	1,452	645	5,080	1,527
Non-accrual Loans	$11,708	15,675	17,066	19,412	19,726	17,954	6,471	11,708	19,726
90+ Day delinquencies	$1,304	1,020	982	1,840	547	0	14	1,304	547
Restructured Loans	$191	198	366	624	633	639	645	191	633
Total Nonperforming Loans	13,203	16,893	18,414	21,876	20,906	18,593	7,130	13,203	20,906
Total Nonperforming Assets	18,283	19,553	20,846	24,376	22,433	20,045	N/A	18,283	22,433
NPLs to Total loans	2.37%	3.01%	3.32%	3.95%	3.72%	3.23%	N/A	2.37%	3.72%
NPAs (w/o 90+) to Total assets	2.37%	2.66%	2.85%	3.24%	3.17%	2.84%	N/A	2.37%	3.17%
NPAs+90 to Total assets	2.55%	2.81%	2.99%	3.51%	3.25%	2.84%	N/A	2.55%	3.25%

END OF PERIOD BALANCES
Total assets	$715,634	696,584	696,061	695,427	691,208	706,493	706,914	715,634	691,208
Total earning assets	$681,688	655,145	658,963	648,345	653,906	655,668	669,988	681,688	653,906
Total loans	$558,148	561,012	554,760	553,843	562,235	575,744	579,902	558,148	562,235
Total deposits	$618,705	586,237	573,221	600,118	587,735	600,689	592,854	618,705	587,735
Stockholders' equity	$50,280	49,618	48,449	48,753	49,405	48,208	48,830	50,280	49,405

AVERAGE BALANCES
Total assets	$696,431	684,669	682,958	685,547	701,423	698,452	702,538	696,431	701,423
Total earning assets	$662,712	642,213	642,852	646,745	663,522	660,812	669,524	662,712	663,522
Total loans	$559,607	555,558	551,407	562,165	570,010	574,266	587,531	559,607	570,010
Total deposits	$598,807	566,193	580,589	580,563	607,402	595,913	596,140	598,807	607,402
Stockholders' equity	$49,942	48,540	48,875	49,252	48,427	49,199	50,014	49,942	48,427

* annualized for quarterly data